                                                                   EXHIBIT 12.1

                        REGENCY HEALTH SERVICES, INC.

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

                                                                                     PRO FORMA                           PRO FORMA
                                                 YEAR ENDED DECEMBER 31,                                 SIX MONTHS ENDED,
                         ----------------------------------------------------------------------  ----------------------------------
                            1991        1992        1993        1994        1995        1995        1995        1996        1996
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Interest expense         $    8,855  $    5,575  $    5,941  $    7,844  $    9,676  $   16,576  $    3,835  $    8,346  $    9,860
Amortization of
 financing costs                221         134         264         572         636         648         293         468         474

Retal expense deemed
 representative of the
 interest component of
 rental expense
 * Assume 33%                 3,518       4,569       4,515       5,185       5,589       9,667       2,786       3,897       4,075

                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total fixed charges      $   12,594  $   10,278  $   10,720  $   13,601  $   15,901  $   26,891  $    6,914  $   12,711  $   14,409
                         ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========

Pre tax income           $    5,165  $   15,250  $   19,263  $    1,193  $   11,770  $   16,231  $    7,850  $   10,000  $    8,086

Fixed charges                12,594      10,278      10,720      13,601      15,901      26,891       6,914      12,711      14,409

                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                         $   17,759  $   25,528  $   29,983  $   14,794  $   27,671  $   43,122  $   14,764  $   22,711  $   22,615
                         ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========

Earnings to fixed charges      1.41x       2.48x       2.80x       1.09x       1.74x       1.60x       2.14x       1.79x       1.56x
                         ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========